EXHIBIT 10.2

                                  AMENDMENT ONE
                             TO EMPLOYMENT AGREEMENT



        This Amendment One to that certain Employment Agreement between Infocrossing, Inc., a Delaware corporation (the "Company"), and Lee C. Fields (the "Executive") is effective as of August 14, 2007 (the "Amendment One Effective Date"). Except as otherwise indicated herein, capitalized terms in this Amendment One shall have the same meaning as ascribed to such terms in the Agreement.

                                     RECITAL

         WHEREAS, the Company and the Executive desire to amend the Agreement to comply with the final regulations issued under Section 409A of the Internal Revenue Code.

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     I. Section 11(b) is hereby amended to add the following new paragraph at the end thereof to read as follows:

          "Notwithstanding anything in this section to the contrary, in the event that the Executive is subject to the 6-month payment delay requirement applicable to "specified employees" pursuant to Section 409A of the Code he "separates from service" (as defined for purposes of Section 409A of the Code), and if the total of the Severance Benefit payable under this section would exceed the maximum amount permitted under the separation pay exception set forth in Treasury Regulation 1.409A-1(b)(9)(iii)(A) (or any successor regulation thereto), then the amount of each monthly installment payable during the 6-month delay period shall be reduced to an amount equal 1/6th of such maximum amount and the installments payable during the remainder of the Severance Period shall be increased accordingly.

         Except as amended herein, all terms, covenants, and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement without giving effect to this Amendment One and this Amendment One, this Amendment One will control. This Amendment One may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.

         IN WITNESS WHEREOF the parties have executed this Amendment One as of the Amendment One Effective Date.


INFOCROSSING, INC.                            LEE C. FIELDS



By: /s/ NICHOLAS J. LETIZIA                    /s/ LEE C. FIELDS
   -----------------------------------        ---------------------------------
      Name:  Nicholas J. Letizia
      Title: Senior Vice President